Universal Institutional Funds, Inc.
- Mid Cap Growth Portfolio
Item 77O- Transactions effected
pursuant to Rule 10f-3

Securities Purchased:	Sun Art
Retail Group Ltd.
Purchase/Trade Date:	7/8/11
Size of Offering/shares: 1,143,848,000
shares
Offering Price of Shares: HKD 7.200
Amount of Shares Purchased by Fund:
211,000
Percentage of Offering Purchased by
Fund: 0.018
Percentage of Fund's Total Assets: 0.058
Brokers: HSBC, UBS, Citi, BNP Paribas,
CICC, Morgan Stanley, Goldman Sachs
Purchased from:  UBS Securities

Securities Purchased:	Dunkin'
Brands Group Inc.
Purchase/Trade Date:	7/27/11
Size of Offering/shares: 22,250,000
shares
Offering Price of Shares: $19.00
Amount of Shares Purchased by Fund:
6,526
Percentage of Offering Purchased by
Fund: 0.029
Percentage of Fund's Total Assets: 0.04
Brokers:  JPMorgan, Barclays Capital,
Morgan Stanley, BofA Merrill Lynch, Goldman,
Sachs & Co., Baird, Stifel Nicolaus
Weisel, William Blair & Company, Wells Fargo
Securities, Raymond James, Moelis &
Company, SMBC Nikko, Ramirez & Co., Inc.,
The Williams Capital Group, L.P.
Purchased from:  Barclays Capital

Securities Purchased:	Groupon Inc.
Purchase/Trade Date:	11/3/2011
Size of Offering/shares: 35,000,000
Offering Price of Shares: $20.00
Amount of Shares Purchased by Fund:
39,088
Percentage of Offering Purchased by
Fund: 0.112
Percentage of Fund's Total Assets: 0.27
Brokers: Morgan Stanley, Goldman,
Sachs & Co., Credit Suisse
Purchased from:  Goldman Sachs

Securities Purchased:	Linkedin Corp.
Class A Common Stock
Purchase/Trade Date:	11/16/2011
Size of Offering/shares: 8,750,000
shares
Offering Price of Shares: $71.000
Amount of Shares Purchased by Fund:
11,144 shares
Percentage of Offering Purchased by Fund:
0.127
Percentage of Fund's Total Assets: 0.28
Brokers: Morgan Stanley, BofA Merrill
Lynch, JP Morgan, Allen & Company LLC,
UBS Investment Bank
Purchased from:  JP Morgan
Securities Purchased:	Nexon Co. Ltd.
Purchase/Trade Date:	1252011
Size of Offering/shares: 70,100,000
shares
Offering Price of Shares: Y1,300
Amount of Shares Purchased by Fund: 49,348
shares
Percentage of Offering Purchased by Fund:
0.070
Percentage of Fund's Total Assets: 0.29
Brokers:  Morgan Stanley, Nomura, Goldman
Sachs International, Barclays Capital
Purchased from:  Nomura Securities

Securities Purchased:	 Zynga Inc.
Purchase/Trade Date:	 12/15/2011
Size of Offering/shares: 100,000,000 shares
Offering Price of Shares: $10.000
Amount of Shares Purchased by Fund: 158,663
shares
Percentage of Offering Purchased by Fund:
0.159
Percentage of Fund's Total Assets: 0.60
Brokers:  Morgan Stanley, Goldman, Sachs &
Co., BofA Merrill Lynch, Barclays
Capital, J.P. Morgan, Allen & Company LLC
Purchased from:  Goldman Sachs